EXHIBIT 99.1

Pharma-Bio Serv Retains Investment Banking Firm

ACP Capital to Provide Investment Banking and

M&A Advisory Services

DORADO, PUERTO RICO / ACCESSWIRE / February 7, 2023 / Pharma-Bio Serv, Inc. ("Pharma-Bio Serv" or the "Company") (OTCQB:PBSV), a regulatory, compliance, project management and technology transfer support consulting firm that provides services to the pharmaceutical, biotechnology, medical device, cosmetic, food and allied products industries, announced today that it has retained ACP Capital Markets LLC (“ACP”) for investment banking and M&A advisory services.

ACP Capital Markets is a specialized investment bank focused on capital markets and advisory assignments. ACP’s capital markets unit specializes in private equity and debt placements while its M&A and Advisory practice is globally focused, covering both public and private market issuers.  Securities placements are conducted through its dedicated broker-dealer entity, Aldwych Securities LLC, a FINRA/SEC registered entity.

Victor Sanchez, CEO of Pharma-Bio Serv said, “I am delighted to have the talented investment banking team at ACP working with us.  They have the M&A experience and expertise necessary to assist us in strategically growing our company through potential acquisitions and exploring alternatives as part of our ongoing efforts to maximize shareholder value while improving and expanding our portfolio of services for our clients.”

“We are delighted to work with the Pharma-Bio Serv leadership team to help advance the opportunities that are before the company and to assist the company’s transformation and growth,” stated Sagiv Shiv, Head of M&A and Advisory Services at ACP.

About Pharma-Bio Serv, Inc.

Pharma-Bio Serv services the Puerto Rico, United States, Europe and Latin America markets. Pharma-Bio Serv's core business is FDA and international agencies regulatory compliance consulting related services. The Company's global team includes leading engineering and life science professionals, quality assurance managers and directors.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are inherently subject to significant business risks, economic uncertainties, and competitive uncertainties, and other factors, which could cause Pharma-Bio Serv’s actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2022, and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Company Contact:

Pedro J. Lasanta

Chief Financial Officer

787 278 2709

SOURCE: Pharma-Bio Serv Inc.